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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INCYTE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
(302) 498-6700

April 17, 2017

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Incyte Corporation that will be held on Friday, May 26, 2017, at 9:00 a.m., Eastern Daylight Time, at the Company's offices located at 1801 Augustine Cut-Off, Wilmington, Delaware 19803.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. Your shares cannot be voted unless you sign, date and return the enclosed proxy, submit your proxy by telephone or the internet, or attend the Annual Meeting in person.

        A copy of the Company's 2016 Annual Report on Form 10-K is also enclosed.

Sincerely yours,

Hervé Hoppenot Chairman of the Board of Directors

 INCYTE CORPORATION

 Notice of Annual Meeting of Stockholders
to be held Friday, May 26, 2017

To the Stockholders of Incyte Corporation:

        The Annual Meeting of Stockholders of Incyte Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices located at 1801 Augustine Cut-Off, Wilmington, Delaware 19803, on Friday, May 26, 2017, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

  1.
  To elect seven directors to serve until the 2018 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

  2.
  To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers;

  3.
  To approve, on a non-binding, advisory basis, the frequency of future non-binding advisory stockholder votes on the compensation of the Company's named executive officers;

  4.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017; and

  5.
  To transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

        Stockholders of record as of the close of business on April 7, 2017 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

        It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. You may vote over the internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on page 2 of the attached Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.

By Order of the Board of Directors

Eric H. Siegel Secretary
April 17, 2017

 INCYTE CORPORATION
1801 Augustine Cut-Off
Wilmington, DE 19803

 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Incyte Corporation, a Delaware corporation ("we," "us," "our," "Incyte" or the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 1801 Augustine Cut-Off, Wilmington, Delaware 19803, on Friday, May 26, 2017, at 9:00 a.m., Eastern Daylight Time, and any postponement or adjournment thereof.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 24, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2017.

        The Proxy Statement and Annual Report are available at http://www.edocumentview.com/incy

        For information on how to obtain directions to attend the Annual Meeting, please see "Questions and Answers about the Proxy Materials and the Annual Meeting."

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

What proposals will be voted on at the Annual Meeting?

        Four proposals will be voted on at the Annual Meeting:

  •
  The election of directors;

  •
  A non-binding advisory vote to approve the compensation of our named executive officers;

  •
  A non-binding advisory vote on the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers; and

  •
  The ratification of the appointment of the independent registered public accounting firm for 2017.

What are the Board's recommendations?

        Our Board recommends that you vote:

  •
  "FOR" the election of each of the nominated directors;

  •
  "FOR" the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

  •
  For a frequency of "EVERY YEAR" on a non-binding, advisory basis, as the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers; and

  •
  "FOR" ratification of the appointment of the independent registered public accounting firm for 2017.

Will there be any other items of business on the agenda?

        We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

        Stockholders of record at the close of business on April 7, 2017, the Record Date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." The Proxy Statement, Annual Report and proxy card have been sent directly to you by Incyte.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form provided by your broker, bank or nominee.

How do I vote?

        You may vote using any of the following methods:

  •
  By Mail – Stockholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf "FOR" the election of the nominated directors, "FOR" the approval on a non-binding, advisory basis of the compensation of our named executive officers, for the approval on a non-binding, advisory basis of a frequency of "EVERY YEAR" for future non-binding advisory stockholder votes on the compensation of our named executive officers; and "FOR" the ratification of the independent registered public accounting firm for 2017. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

  •
  By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on each proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

  •
  By Internet – Stockholders of record with internet access may submit proxies by following the internet voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

  •
  In Person at the Annual Meeting – Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. You may obtain directions to the Annual Meeting by contacting the Company's Investor Relations Department at (302) 498-6700. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?

        You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote or revoke your proxy by submitting new voting instructions to or informing your broker, bank, or other nominee in accordance that entity's procedures for changing or revoking your voting instructions.

How are votes counted?

        In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For each of Proposal 2 and Proposal 4, you may vote "FOR," vote "AGAINST" or "ABSTAIN." If you "ABSTAIN" as to any of these proposals, the abstention has the same effect as a vote "AGAINST" the proposal. For Proposal 3, you may vote for "EVERY YEAR," "EVERY TWO YEARS," "EVERY THREE YEARS" or "ABSTAIN."

        If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the nominees to the Board of Directors, "FOR" the approval of the compensation of our named executive officers, for a frequency of "EVERY YEAR" of future advisory stockholder votes on the compensation of our named executive officers, and "FOR" the ratification of the independent registered public accounting firm and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What vote is required to approve each item?

        For Proposal 1, the election of directors, the seven persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. In addition to the voting requirements under Delaware law as to the election of directors, our Board has adopted a policy governing what will occur in the event that a director does not receive a majority of the votes cast. A majority of the votes cast means that the number of votes "FOR" the nominee exceeds the number of votes "WITHHELD." Abstentions and broker non-votes will not be counted to determine whether a nominee receives a majority of votes cast. Additional information concerning our policy for the election of directors is set forth under the heading "Corporate Governance—Majority Voting Policy."

        Proposal 2 requires the affirmative "FOR" vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote to approve, on an advisory basis, the compensation of our named executive officers. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee of the Board or the Company. However, the Board and the Compensation Committee will, as it did last year, review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote "AGAINST" this proposal.

        For Proposal 3, the alternative receiving the greatest number of votes will be the frequency that stockholders approve. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee of the Board or the Company. However, the Board will review the voting results and take them into consideration when determining the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers. Abstentions will have no effect on the outcome of this proposal.

        Proposal 4 requires the affirmative "FOR" vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions have the same effect as a vote "AGAINST" this proposal.

        If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker or nominee can vote your shares at its discretion only on Proposal 4. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Is cumulative voting permitted for the election of directors?

        Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum for purposes of the Annual Meeting?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 204,585,951 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is "householding" and how does it affect me?

        We have adopted a process for mailing the Annual Report and Proxy Statement called "householding," which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

        If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, Delaware 19803 or by calling (302) 498-6700 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

        If you are a beneficial owner, you may request additional copies of the Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

How are proxies solicited?

        Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock. In addition, we have engaged D. F. King & Co., Inc. to assist us in soliciting proxies for a fee of $12,500, plus out-of-pocket expenses.

 PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        The Board proposes the election of seven directors of the Company to serve until the next annual meeting of stockholders, or thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy.

        Names of the nominees and certain biographical information about them are set forth below:

Name	Age	Position with the Company	Director Since
Hervé Hoppenot	57	Chairman of the Board, President and Chief Executive Officer	2014
Julian C. Baker	50	Lead Independent Director	2001
Jean-Jacques Bienaimé	63	Director	2015
Paul A. Brooke	71	Director	2001
Paul J. Clancy	55	Director	2015
Wendy L. Dixon, Ph.D.	61	Director	2010
Paul A. Friedman, M.D.	74	Director	2001

        Hervé Hoppenot joined the Company as the President and Chief Executive Officer and a Director in January 2014 and was appointed Chairman of the Board in May 2015. Mr. Hoppenot served as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, a pharmaceutical company, from January 2010 to January 2014. Prior to that, Mr. Hoppenot served in other executive positions at Novartis Pharmaceuticals Corporation, serving from September 2006 to January 2010 as Executive Vice President, Chief Commercial Officer of Novartis Oncology and Head of Global Product Strategy & Scientific Development of Novartis Pharmaceuticals Corporation and from 2003 to September 2006 as Senior Vice President, Head of Global Marketing of Novartis Oncology. Prior to joining Novartis, Mr. Hoppenot served in various increasingly senior roles at Aventis S.A. (formerly Rhône-Poulenc S.A.), a pharmaceutical company, including as Vice President Oncology US of Aventis Pharmaceuticals, Inc. from 2000 to 2003 and Vice President US Oncology Operations of Rhone-Poulenc Rorer Pharmaceuticals, Inc. from 1998 to 2000.

        Julian C. Baker is a Managing Partner of Baker Brothers Investments, which he and his brother, Felix Baker, Ph.D., founded in 2000. Baker Brothers Investments is a fund management company focused on long-term investments in publicly traded life sciences companies. Mr. Baker's career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. Mr. Baker is also a director of Acadia Pharmaceuticals, Inc., Genomic Health, Inc. and Idera Pharmaceuticals, Inc., and was a director of Trimeris, Inc. from April 2004 until November 2011.

        Jean-Jacques Bienaimé has served as Chief Executive Officer and a member of the board of directors of BioMarin Pharmaceutical Inc., a biopharmaceutical company, since May 2005. Mr. Bienaimé has also served as Chairman of BioMarin since May 2016. From November 2002 to April 2005, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to joining Genencor, Mr. Bienaimé was Chairman, President and Chief Executive Officer of SangStat Medical Corporation, an immunology-focused biotechnology company that was later acquired by Genzyme Corporation. He became President of SangStat in 1998 and Chief Executive Officer in 1999. Prior to joining SangStat, Mr. Bienaimé held various management positions from 1992 to 1998 with Rhône-Poulenc Rorer Pharmaceuticals (now known as Sanofi-Aventis), including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division. Mr. Bienaimé is also a director of Vital Therapies, Inc., and the Biotechnology Industry Organization. Mr. Bienaimé was a director of InterMune, Inc. from March 2012 until its acquisition in August 2014, a director of NeurogesX, Inc. from February 2004 until June 2012, and a director of Portola Pharmaceuticals, Inc. from September 2010 until June 2014.

        Paul A. Brooke was a founder and managing director of venBio, LLC, a pharmaceutical investment company, from which he retired at the end of 2015. Mr. Brooke was Chairman of the Board of Directors of Alsius Corporation, a medical device company, from June 2007 through its sale in May 2009, and was the Chairman and Chief Executive Officer of a predecessor company from April 2005 to June 2007. Mr. Brooke has been the Managing Member of PMSV Holdings, LLC, a private investment firm, since 1993. He also served as a Senior Advisor to Morgan Stanley & Co. Incorporated from April 2000 to December 2009, and was a Venture Partner at MPM Capital, a venture capital firm specializing in the healthcare industry, from 1997 through 2006. From April 1999 through May 2000, Mr. Brooke served as a Managing Director at Tiger Management LLC. He was a Managing Director and the Global Head of Healthcare Research and Strategy at Morgan Stanley & Co. from 1983 to April 1999. Mr. Brooke is also a director of Manning & Napier Fund, Inc., and several privately held companies and was a director of HLTH Corporation from November 2000 until its merger with WebMD Health Corp. in October 2009, a director of WebMD Health Corp. from that date until October 2010, and a director of ViroPharma Incorporated from February 2001 until its acquisition in January 2014.

        Paul J. Clancy has more than 30 years of experience in financial management and strategic business planning, and has served as the Executive Vice President, Finance and Chief Financial Officer of Biogen Inc. (formerly known as Biogen Idec Inc.), a biotechnology company, since August 2007. He also served as Senior Vice President of Finance of Biogen, with responsibilities for leading the treasury, tax, investor relations and business planning groups. Prior to the 2003 merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation to form Biogen, Mr. Clancy was the Vice President of Portfolio Management of Biogen. He joined Biogen in 2001 as Vice President of U.S. Marketing. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., a food and beverage company, serving in a variety of financial and general management positions, including Vice President and General Manager of their Great West Business Unit. Mr. Clancy is also a director of Agios Pharmaceuticals, Inc.

        Wendy L. Dixon, Ph.D.    served as Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb Company from December 2001 until May 2009 and served on the Chief Executive Officer's Executive Committee. From 1996 to 2001 she was Senior Vice President, Marketing—USHH at Merck & Co., Inc., and prior to that she held executive management positions at West Pharmaceuticals, Osteotech, Inc. and Centocor, Inc. and various positions at SmithKline & French Pharmaceuticals in marketing, regulatory affairs, project management and as a biochemist. Dr. Dixon is currently a director of Alkermes Public Limited Company, bluebird bio, Inc., Eleven Biotherapeutics, Inc., and Voyager Therapeutics, Inc. Dr. Dixon was a director of Ardea Biosciences, Inc. from April 2011 until its acquisition in June 2012, a director of DENTSPLY International Inc. from July 2005 until July 2010, a director of Furiex Pharmaceuticals, Inc. from June 2010 until its acquisition in July 2014, and a director of Orexigen Therapeutics, Inc. from April 2010 until January 2016.

        Paul A. Friedman, M.D.    has served as Chief Executive Officer and Chairman of the Board of Directors of Madrigal Pharmaceuticals,  Inc. since July 2016. Dr. Friedman served as our Chief Executive Officer from November 2001 to January 2014 and was our President from May 2004 to January 2014. From 1998 until October 2001, Dr. Friedman served as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of DuPont Pharmaceuticals Company (formerly The DuPont Merck Pharmaceutical Company), from 1994 to 1998 he served as President of Research and Development of The DuPont Merck Pharmaceutical Company, and from 1991 to 1994 he served as Senior Vice President at Merck Research Laboratories. Prior to his work at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a Diplomate of the American Board of Internal Medicine and a Member of the American Society of Clinical Investigation. Dr. Friedman is also a director of Cerulean Pharma Inc., Verastem, Inc., and two privately held companies and has served as interim Executive Chairman of Cerulean Pharma Inc. since October 2014. In addition, Dr. Friedman served as a director of Auxilium Pharmaceuticals, Inc. from June 2010 until its acquisition in January 2015 and Durata Therapeutics, Inc. from May 2013 until its acquisition in November 2014.

THE BOARD RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE.

Director Nominations

        The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Board has as an objective, set forth in our Corporate Governance Guidelines, that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

        The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management, accounting, finance, drug discovery and development, or marketing, or industry and technology knowledge, that may be useful to the Company and the Board; high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. Although the Company has no formal diversity policy for board members, the Board and the Nominating and Corporate Governance Committee consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees.

        The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules, and our Corporate Governance Guidelines require that a majority of the members of the Board meet the definition of "independent director" under the rules of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee believes it appropriate for certain key members of our management—currently, our President and Chief Executive Officer ("CEO")—to participate as members of the Board.

        Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any search firm engaged by the Committee and by stockholders. The Committee may only recommend, and the Board may only nominate, candidates for director who agree to tender, promptly following their election or re-election as a director, irrevocable resignations that would be effective if the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and if the Board accepts the resignation. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are current members of the Board.

        A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that our Secretary must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

        Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to:

      Secretary
      Incyte Corporation
      1801 Augustine Cut-Off
      Wilmington, DE 19803

        You can obtain a copy of the full text of the Bylaw provision by writing to the Company's Secretary at the above address.

Director Qualifications

        Set forth below is a summary of the specific experience, qualifications, attributes or skills of the nominees for the Board that, in addition to the experience of those nominees described in their biographies above, led our Nominating and Corporate Governance Committee and Board to conclude that the nominee should serve as a member of the Board.

        Mr. Hoppenot has significant leadership and senior management experience from his various executive positions in the healthcare industry, including as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation. His past experiences and his current role as our CEO give him strong knowledge of our strategy, markets, competitors, financials and operations.

        Mr. Baker is an experienced investor in many life sciences companies. He brings to the Board significant strategic and financial expertise and extensive knowledge of the life sciences and biopharmaceuticals industries as a result of his investments in and service as a director of other publicly and privately held life sciences companies.

        Mr. Bienaimé brings to the Board significant leadership experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products. He also brings significant experience as a director of other publicly held life sciences companies.

        Mr. Brooke brings leadership experience to the Board and insight into the operations, challenges and complex issues facing healthcare companies gained from his experience as head of healthcare research at a major investment bank and as an investor. He also has extensive financial and capital markets experience, which is critical to his role as Chair of the Finance Committee, and significant experience as a director of other publicly and privately held life sciences and healthcare companies.

        Mr. Clancy brings to the Board significant financial and executive leadership experience at large multi-national biopharmaceutical companies. Mr. Clancy also has experience as a director of a publicly held biotechnology company, and his breadth and depth of financial experience position him well to serve on the Audit Committee of the Board.

        Dr. Dixon brings to the Board significant leadership experience in the pharmaceutical and biotechnology industry, including experience in drug development and regulatory affairs. Dr. Dixon has extensive experience in building successful marketing and sales teams and launching multiple pharmaceutical products across a broad range of therapeutic areas. Dr. Dixon also has experience serving on public company audit committees.

        Dr. Friedman brings to the Board extensive expertise in our business and in the drug development and discovery industry. His past experiences, including as our former CEO, give him strong knowledge of our strategy, markets, competitors, financials and operations. He also has experience as a director of publicly held life sciences and healthcare companies.

Director Independence

        The Board has determined that each individual who currently serves as a member of the Board, except for Mr. Hoppenot and Dr. Friedman, is, and each individual who served as a member of the Board in 2016, except for Mr. Hoppenot and Dr. Friedman, was, an "independent director" within the meaning of Rule 5605 of The NASDAQ Stock Market. Dr. Friedman is not considered independent because he was employed as our CEO through January 2014. Mr. Hoppenot is not considered independent as he is currently employed as our CEO. All of the nominees are current members of the Board. For Mr. Bienaimé, Mr. Baker, Mr. Brooke, Mr. Clancy, and Dr. Dixon, the Board considered their relationship and transactions with the Company as directors and security holders of the Company.

Board Meetings

        The Board held eight meetings during 2016. All directors attended at least 75% of the aggregate number of meetings held by the Board and of the committees on which such director served during his or her tenure in 2016.

        The independent directors meet in executive sessions at regularly scheduled meetings of the Board without the participation of our CEO or other members of management. There were five regularly scheduled meetings of the Board in 2016.

        In 2016, we did not, and for 2017, we do not, have a policy that requires the attendance of directors at the Annual Meeting.

Board Committees

        The Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is "independent," as that term is defined by applicable listing standards of The NASDAQ Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees, a current copy of each committee's charter can be found on our website at http://www.incyte.com under the "Corporate Governance" heading in the Investor Relations portion of our website. The Board has also appointed a Finance Committee and a Non-Management Stock Option Committee.

Audit Committee

        The current members of the Audit Committee are Paul J. Clancy (Chair), Paul A. Brooke and Wendy L. Dixon. The Audit Committee held seven meetings during 2016. The Audit Committee's primary functions are to assist the Board in fulfilling its oversight responsibilities relating to the Company's financial statements, systems of internal control over financial reporting, auditing, accounting and financial reporting processes, and compliance with legal and regulatory requirements. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm, review and pre-approve audit and permissible non-audit services, review the scope of the annual audit, monitor the independent registered public accounting firm's relationship with the Company, and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes. The Committee also reviews the results of management's efforts to monitor compliance with the Company's programs and policies designed to promote adherence to applicable laws and regulations. The Board has determined that Mr. Clancy and Mr. Brooke are each qualified as an Audit Committee Financial Expert under the definition outlined by the Securities and Exchange Commission. No member of our Audit Committee sits on more than three public company audit committees, including ours.

Compensation Committee

        The current members of the Compensation Committee are Paul A. Brooke (Chair), Julian C. Baker and Jean-Jacques Bienaimé. The Compensation Committee held four meetings during 2016. The Compensation Committee's primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Compensation Committee are to develop and monitor compensation arrangements for our executive officers, determine compensation for our CEO and other executive officers, determine stock-based compensation awards for our executive officers, and administer performance-based compensation plans such as our Amended and Restated 2010 Stock Incentive Plan (the "2010 Stock Incentive Plan"). The Compensation Committee also reviews and recommends directors' compensation to the full Board. The Compensation Committee has the sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties. Additional information concerning the Compensation Committee's processes and procedures for the consideration and determination of executive compensation is set forth under the heading "Executive Compensation—Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The current members of the Nominating and Corporate Governance Committee are Julian C. Baker (Chair), Paul A. Brooke and Wendy L. Dixon. The Nominating and Corporate Governance Committee met once in 2016. The Nominating and Corporate Governance Committee's primary functions are to identify qualified individuals to become members of the Board, determine the composition of the Board and its committees, and monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board, review and make recommendations to the Board with respect to candidates for director proposed by stockholders, review the composition, functioning and effectiveness of the Board and its committees, develop and recommend to the Board codes of conduct applicable to officers, directors and employees and charters for the various committees of the Board, and review and make recommendations to the Board regarding the succession plan relating to our CEO and other executive officers.

Finance Committee

        The current members of the Finance Committee are Paul A. Brooke (Chair), Julian C. Baker and Hervé Hoppenot. The Finance Committee met once in 2016. The Finance Committee's primary function is to assist the Board in its oversight of the Company's strategic financing matters and, in that regard, to review and recommend matters related to the capital structure of the Company and, upon delegation by the Board, to exercise the powers of the Board that may be lawfully delegated to the Finance Committee in connection with the authorization, issuance and sale of debt or equity securities of the Company.

Non-Management Stock Option Committee

        Hervé Hoppenot currently serves as the sole member of the Non-Management Stock Option Committee. The Non-Management Stock Option Committee is a secondary committee responsible for granting and issuing awards of options and shares under our equity incentive plans to eligible employees or consultants, other than to members of the Board, to individuals designated by the Board as "Section 16 officers," and to employees who hold the title of Senior Vice President or above. In addition, the Non-Management Stock Option Committee may not make any awards or grants to any one employee or consultant that total more than 50,000 shares of common stock in any calendar year.

Corporate Governance

Corporate Governance Guidelines

        The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. The guidelines are subject to periodic review and update by the Nominating and Corporate Governance Committee and the Board, and were most recently amended and restated in July 2015. These Guidelines can be found on our website at http://www.incyte.com under the "Corporate Governance" heading in the Investor Relations portion of our website.

        The Corporate Governance Guidelines provide, among other things, that:

  •
  a majority of the directors must be independent;

  •
  if the Chairman of the Board is not an independent director, the independent directors will appoint a Lead Independent Director, whose duties would include presiding at all meetings of the Board at which the Chairman is not present, presiding at executive sessions of the independent directors, serving as liaison between the Chairman and the independent directors, approving information sent to the board, approving meeting agendas for the Board, approving meeting schedules to assure that there is sufficient discussion time for all agenda items, and being available for consultation with stockholders (when appropriate);

  •
  directors should offer to resign from the Board if they experience a change in their principal occupation;

  •
  directors should submit their resignations from the Board if they do not receive the votes of a majority of the votes cast in an uncontested election;

  •
  directors should advise the chair of the Nominating and Corporate Governance Committee before accepting an invitation to serve on more than four other public company boards (or, if a director is a chief executive officer of a public company, more than two other public company boards);

  •
  the Audit, Compensation, and Nominating and Corporate Governance Committees must consist solely of independent directors;

  •
  the Board and its committees may seek advice from outside advisors as appropriate;

  •
  the independent directors regularly meet in executive sessions without the presence of the non-independent directors or members of our management; and

  •
  the Nominating and Corporate Governance Committee periodically reviews the composition, functioning and effectiveness of the Board and its committees, and oversees the self-assessment of the Board and its committees.

Board Leadership Structure and Role in Risk Oversight

        Our CEO, Hervé Hoppenot, is the Chairman of the Board. The Board believes that Mr. Hoppenot is the director best suited to identify strategic opportunities and focus the activities of the Board due to his extensive understanding of our business. The Board also believes that the combined role of Chairman of the Board and CEO can promote the effective execution of strategic initiatives and facilitate the flow of information between management and the Board. Julian C. Baker is our Lead Independent Director. The Board believes that the appointment of a strong Lead Independent Director and the use of regular executive sessions of the independent, non-management directors, along with the Board's strong committee system and substantial majority of independent directors, allow it to maintain effective oversight of management. The Board retains the authority to modify this structure as it deems appropriate.

        Our Board is responsible for overseeing the overall risk management process at the Company. The responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight process. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The Board considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.

Majority Voting Policy

        Our Corporate Governance Guidelines include a majority voting policy for the election of directors. This policy states that if a nominee for director in an uncontested election does not receive a majority of the votes cast, the director should submit a resignation for consideration by the Board. In order to receive a majority of the votes cast, the number of shares voted "FOR" must exceed the number of votes "WITHHELD"; abstentions and broker non-votes do not count as votes cast. The Nominating and Corporate Governance Committee will evaluate and make a recommendation to the Board with respect to the proffered resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. The director whose resignation is under consideration cannot participate in any decision regarding his or her resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

Communications with the Board

        If you wish to communicate with the Board, you may send your communication in writing to:

      Secretary
      Incyte Corporation
      1801 Augustine Cut-Off
      Wilmington, DE 19803

        You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

        The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Certain Relationships and Related Transactions

        Our policy is that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct, Ethics and Board Code of Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Audit Committee or another independent body of the Board. In February 2017, we entered into privately negotiated transactions for the exchange of certain of our outstanding convertible notes, including $259.0 million in aggregate principal amount of our 0.375% Convertible Senior Notes due 2018 (the "2018 Notes") and $274.5 million in aggregate principal amount of our 1.25% Convertible Senior Notes due 2020 (the "2020 Notes" and, together with the 2018 Notes, the "Notes") held by certain entities affiliated with Julian C. Baker (the "Baker Entities"), one of our directors. The Notes held by the Baker Entities were exchanged for an aggregate of 10,610,782 shares of our common stock and value of the consideration issued by us for each $1,000 principal amount of 2018 Notes and 2020 Notes held by the Baker Entities was the same as the value of the consideration issued by us for each $1,000 principal amount of 2018 Notes and 2020 Notes held by the independent third parties participating in the exchange transactions. The exchange transactions with the Baker entities were approved by a committee of the Board consisting of independent and disinterested directors. This committee was comprised of all of the members of the Audit Committee, of which two members are qualified as Audit Committee Financial Experts.

Compensation of Directors

        Our director compensation program is designed to enable continued attraction and retention of highly qualified non-employee directors by ensuring that our director compensation is in line with compensation offered by our peer companies that compete with us for director talent. The program is designed to address the time, effort, expertise, and accountability required of active board membership. Directors who are employees of the Company do not receive any fees for their service on the Board or any committee. Mr. Hoppenot is the Company's only employee director. For a description of the compensation arrangements with Mr. Hoppenot, see "Executive Compensation."

Cash Compensation

        Each non-employee director receives a $50,000 annual retainer, payable quarterly, and prorated for such portion of the year that the director serves on the Board. The chair of the Audit Committee receives an additional $20,000 annual retainer, and each other member of the Audit Committee receives an additional $10,000 annual retainer. The chair of the Compensation Committee receives an additional $15,000 annual retainer, and each other member of the Compensation Committee receives an additional $8,000 annual retainer. The chair of the Nominating and Corporate Governance Committee receives an additional $10,000 annual retainer, and each other member of the Nominating and Corporate Governance Committee receives an additional $5,000 annual retainer. The chair of the Finance Committee receives an additional $15,000 annual retainer, and each other member of the Finance Committee receives an additional $8,000 annual retainer. Non-employee directors have the option to elect to receive their retainers and committee fees in the form of restricted stock that vests immediately when the associated quarterly retainer amount is paid. All directors are reimbursed for their travel and out-of-pocket expenses in accordance with our travel policy for each in-person Board or committee meeting that they attend.

Equity Compensation

        In addition to cash compensation for services as a member of the Board, non-employee directors also receive options to purchase shares of our common stock pursuant to our 2010 Stock Incentive Plan. Under the 2010 Stock Incentive Plan, each new non-employee director appointed to the Board will receive an initial stock option to purchase 25,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. The initial stock option vests and becomes exercisable as to 25% of those shares on the first anniversary of the date of the grant, and the remaining shares vest and become exercisable monthly over the following three years. Pursuant to the 2010 Stock Incentive Plan, on the date of each annual meeting of stockholders, each non-employee director who continued to serve as a member of the Board will receive an option to purchase 15,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Each of these annually granted options will vest in full on the first anniversary of the date of the grant or, if earlier, the date of the next annual meeting of stockholders or upon a change in control. Under the 2010 Stock Incentive Plan, when a new non-employee director is appointed to the Board at a time other than at an annual meeting, the director receives a pro rata portion of the automatic annual grant that will vest in full on the date of our next annual meeting of stockholders. On May 27, 2016, the date of our 2016 Annual Meeting of Stockholders, each then continuing non-employee director received his or her annual grant of an option to purchase 15,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant.

        The table below shows the compensation paid to each non-employee director for their service in 2016:

2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total ($)
Julian C. Baker	—	76,000	613,139	689,139
Jean-Jacques Bienaimé	—	58,000	613,139	671,139
Paul A. Brooke	—	95,000	613,139	708,139
Paul J. Clancy	70,000	—	613,139	683,139
Wendy L. Dixon	—	65,000	613,139	678,139
Paul A. Friedman	50,000	—	613,139	663,139

(1)
Value of restricted stock awards issued at the election of the director in lieu of some of his or her annual retainer and committee fees.

(2)
Amounts listed in this column represent the aggregate grant date fair value of option awards granted in 2016 determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes. See Note 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.

(3)
The following table provides the number of shares of common stock subject to outstanding options held at December 31, 2016 for each director. The number of shares shown for Dr. Friedman includes 207,500 shares underlying options received while he served as our CEO.

Name	Number of Shares Underlying Unexercised Options
Julian C. Baker	185,000
Jean-Jacques Bienaimé	60,000
Paul A. Brooke	185,000
Paul J. Clancy	60,000
Wendy L. Dixon	158,334
Paul A. Friedman	252,500

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        The Compensation Committee of our Board believes that the compensation of our executive officers should:

  •
  Encourage creation of stockholder value and achievement of strategic corporate objectives;

  •
  Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

  •
  Provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, qualified personnel; and

  •
  Provide fair compensation consistent with internal compensation programs.

Implementing Our Objectives

        Role of Compensation Committee and Our Chief Executive Officer.    The Compensation Committee approves, administers and interprets our executive compensation and benefits policies, including our 2010 Stock Incentive Plan. The Compensation Committee evaluates the performance of our CEO and determines his compensation in light of the goals and objectives of our compensation program. Our CEO and the Compensation Committee together assess the performance of our other executive officers and determine their compensation, based on initial recommendations from our CEO.

  Role of the Independent Compensation Consultant

        Under its charter, the Compensation Committee has the sole authority to retain any independent compensation consultant or other advisor as the Committee may deem appropriate. Pursuant to this authority, the Compensation Committee has engaged Compensia, Inc., a national compensation consulting firm, for support on matters related to the compensation of our executive officers. Compensia does not provide any other services to our company.

        Compensia was retained by the Compensation Committee to prepare compensation analyses for our executive officers and the non-employee members of our Board of Directors. Specifically, Compensia was directed to provide a competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive compensation of our executive officers compared against our compensation peer groups and to review other market practices and trends. This market analysis was reviewed with the Compensation Committee in connection with its January 2016 compensation decisions, and was used to guide decisions regarding base salary adjustments and target annual cash and equity incentive award opportunities. Updated data prepared by Compensia were used to inform the July 2016 equity grant guideline revisions and equity award decisions made by the Compensation Committee. In addition, Compensia prepared compensation analyses with regard to non-employee members of our Board of Directors, which were reviewed by the Compensation Committee in April 2016.

        Market Reference Data.    While the Compensation Committee reviewed market benchmarks, it does not target a specific percentile within our peer group but rather utilizes market reference data to evaluate the competitiveness of our executive officers' compensation and to determine whether the total compensation paid to each of our named executive officers was reasonable in the aggregate.

        In connection with its analysis for purposes of 2016 compensation decisions, the Compensation Committee reviewed information prepared by Compensia comparing the compensation for our executive officers with data from SEC filings for a core peer group comprised of 12 publicly-traded biotechnology companies and an additional peer group comprised of three larger publicly-traded biopharmaceutical companies, and with survey data from the Radford Global Life Sciences Survey, which we collectively refer to as the competitive compensation data.

        The peer group for 2016 was initially based on the peer group of 12 companies used by the Compensation Committee for purposes of 2015 compensation decisions. Those 12 companies from the 2015 peer group were chosen based on the following characteristics: major labor and capital market competitors, broadly similar size in pre-tax loss and market capitalization value, and similar growth and performance potential. One of the prior year peer group companies was acquired, one was dropped due to its lower market capitalization, and two were dropped because they were diagnostic and not biotechnology or pharmaceutical companies. In addition, four companies were added to the 2016 peer group based on revenue, substantial research and development operations, number of employees and market capitalization and we also added the additional peer group of three biopharmaceutical companies with significantly larger revenues than our company but with which we compete for employees or which have similar business models to ours. The companies comprising the 12 company core peer group for purposes of 2016 compensation decisions were:

Alexion Pharmaceuticals	Ionis Pharmaceuticals	Regeneron Pharmaceuticals
Alkermes	Jazz Pharmaceuticals	Seattle Genetics
BioMarin Pharmaceutical	Medivation	United Therapeutics
Endo International	Neurocrine Biosciences	Vertex Pharmaceuticals

        The additional peer group was comprised of Baxalta, Celgene and Shire.

        In connection with its review of 2015 performance and to establish base salaries and other compensation for 2016, the Compensation Committee noted that Compensia's analysis indicated that our revenue growth generally exceeded the core peer group median, our profit margins fell near the core peer group median, and our total shareholder return was near the 90th percentile. The Committee noted that our executive officers' 2015 base salaries fell near the 15th percentile of the core peer group, total target annual cash compensation (base salary plus target bonus) fell near the 20th percentile, and target total direct compensation (target total cash plus long-term incentives) fell below the 10th percentile. The Committee further noted that the base salary and total target annual cash compensation of Hervé Hoppenot, our CEO, was somewhat less than core peer group median and his total target direct compensation fell below the 10th percentile.

        Equity Grant Practices.    The exercise price of each stock option awarded to our executive officers under our 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant, which for our annual stock option grants is the date of the regularly scheduled Compensation Committee meeting shortly after the end of each year at which equity awards for senior executives are determined. These meetings are scheduled in advance, and we do not coordinate the timing of equity award grants with the release of financial results or other material announcements by our company. Under our 2010 Stock Incentive Plan, we may not reprice or replace options at lower exercise prices without stockholder approval.

        In 2014, the Compensation Committee revised our equity grant guidelines to reduce dilution from equity awards and we shifted from granting exclusively stock options to granting a mix of stock options and performance shares or RSUs. In 2015 through the present, 75% of the value of an individual's annual equity-based incentive awards were in the form of stock options while the remaining 25% were in the form of RSUs. The Compensation Committee also has the discretion to make special stock option awards, which have a ten year term and vest in a single installment after four years.

        In July 2016, the Compensation Committee, after consulting with Compensia with respect to peer group practices, revised further our equity grant guidelines. Timing of annual stock option grants was changed to result in grants being made twice per year, with a view toward countering some of the effects of the volatile trading price of our common stock. The terms of our annual stock options and RSUs were also changed. Annual stock option grants prior to July 2016 had a seven year term, with three year service-based vesting with one-third vesting after one year and the remainder vesting in 24 equal monthly installments. After July 2016, our annual stock option grants have a ten year term with four year service-based vesting with one-quarter vesting after one year and the remainder vesting in 36 equal monthly installments. Our annual RSU awards prior to July 2016 cliff vested in full after three years. Our annual RSU awards after July 2016 vest in equal installments on each of the first four anniversaries of the grant date. Terms of special stock option awards were unchanged.

        Tax Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers (excluding the chief financial officer). To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all executive compensation to be deductible.

        Equity Ownership Guidelines.    Effective January 1, 2016, our Board adopted robust equity ownership guidelines for members of senior management, including our executive officers, and members of the Board. Under these guidelines, the covered individuals are expected to meet the following equity ownership requirements:

  •
  CEO, six times annual base salary;

  •
  All other executive officers, three times annual base salary; and

  •
  Non-employee members of the Board, six times annual cash retainer.

        Covered individuals as of January 1, 2016 must satisfy these guidelines by December 31, 2020, and individuals who subsequently become subject to the guidelines will have five years to reach their ownership requirements. Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, unvested restricted shares and RSUs, and shares underlying vested stock options are included in determining an individual's equity ownership. Unvested stock options and unearned performance shares are not counted toward meeting these guidelines. All directors and executive officers have either met their respective equity ownership targets or are within the five-year period for achieving compliance.

        Compensation Recovery Policy.    We do not have a policy to attempt to recover bonuses or other incentive compensation paid to our executive officers if we were subject to a financial restatement that makes a previously-earned or paid amount of compensation to be erroneous. We are, however, subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which provides that if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we intend to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

        Limitations on Hedging and Pledging.    Under our insider trading policy, our employees, including our executive officers, and Board members are prohibited from trading in our securities on a short-term basis, purchasing our securities on margin, making short sales in our securities, buying or selling put or call options on our stock, pledging our securities as collateral for a loan, and engaging in other hedging or monetization transactions such as equity swaps and collars.

        Effects of Stockholder Advisory Vote on Executive Compensation; Stockholder Engagement.    Approximately 97% of the votes cast in the stockholder advisory "say on pay" vote on executive compensation in 2016 approved our executive compensation described in last year's proxy statement. Throughout the 2016 proxy season, we engaged directly or indirectly through our proxy solicitor, D. F. King & Co., with investors across the vast majority of our stockholder base, including our top ten stockholders who represented over 60% of our outstanding shares at that time. The Compensation

Committee considered the result of the stockholder advisory vote as strong support for its compensation policies, practices and philosophy for our executive officers. Accordingly, the Compensation Committee determined not to make any significant adjustments as a result of the vote. The Compensation Committee intends to continue to regularly review, assess and, when appropriate, adjust our compensation practices based on feedback from our stockholders or other determinations informed by best practices and trends.

        While say-on-pay votes are a key indicator of stockholder feedback, we are committed to keeping an open dialogue with our stockholders, including our institutional investors, throughout the year, not just during proxy season. We regularly and frequently engage with our stockholders to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, such as executive compensation and corporate governance. Since our 2016 Annual Meeting, we have actively engaged with a significant number of our stockholders, including our institutional investors, and intend to continue to do so. Through this dialogue, we have received additional validation on the design of our executive compensation program.

Key Elements of Executive Compensation

        Our executive officers' compensation currently includes three primary components: base salary, cash bonus, and equity-based incentive awards. Of these components, only base salary is not tied directly and meaningfully to our company's performance because base salary is intended to attract and retain key talent by providing a stable source of income. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees.

        We maintain a number of compensation governance best practices that support our overarching compensation philosophy, are fully aligned with our compensation principles and also align with input we have received from stockholders, including:

  •
  Robust CEO and executive officer stock ownership guidelines

  •
  Robust stock ownership guidelines for our Board

  •
  No excise tax gross-ups

  •
  Robust anti-hedging and anti-speculation policy in place

  •
  Double-trigger change of control agreements in place with executive officers

  •
  No repricing of stock options without stockholder approval

  •
  Annual advisory say-on-pay vote

  •
  Proactive stockholder engagement.

        Base Salary.    Base salaries are designed to attract and retain qualified personnel by providing a consistent cash flow throughout the year as compensation for acceptable levels of performance of day-to-day responsibilities. Base salaries for our executive officers are established based on the scope of their responsibilities, their performance, and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for those executive officers at the time of hire. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in competitive market pay levels.

        In January 2016, the Compensation Committee set the 2016 base salaries for our executive officers. The Committee considered our company's performance in 2015, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, and marketplace competitiveness in determining the base salaries for 2016, as well as individual considerations for Dr. Huber and Dr. Yao, as described below. Base salary increased by 4.0% for our CEO, and base salary increased by between 0% and 20% for the other executive officers named in the table below entitled "Summary Compensation Table" who were then serving as executive officers. Specifically, base salary increased by 3.0% for Mr. Gryska, 20.0% for Dr. Huber and 13.2% for Dr. Yao. 3.0% was the average base salary increase for all of our employees. In addition to the factors described above, the Committee, together with our CEO, considered other factors in increasing Dr. Huber's and Dr. Yao's salaries, principally the importance of our research and development efforts to our success and how critical each remains to the continued success of our research and development operations and our company. The Compensation Committee, together with our CEO, believed that these salary increases were essential to equitably adjust Dr. Huber's and Dr. Yao's salaries and to reward, incentivize and retain Dr. Huber and Dr. Yao.

        In January 2017, the Compensation Committee set the 2017 base salaries for our executive officers. The Committee considered our company's performance in 2016, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, and marketplace competitiveness in determining the base salaries for 2017. Base salary increased by 3.0% for our CEO, and base salary increased by between 3.0% and 7.25% for the other executive officers named in the table below entitled "Summary Compensation Table". Specifically, base salary increased by 3.0% for Mr. Gryska, 3.0% for Dr. Huber, 7.25% for Dr. Stein and 4.65% for Dr. Yao. 3.0% was the average base salary increase for all of our employees.

        Incentive Compensation Plan.    Each year, we have established an incentive compensation plan that provides for cash incentive awards for all of our eligible employees. The plans have been designed to align incentive awards for each participant based upon an evaluation of our achievement of corporate objectives, which are approved by our Board based on the recommendations of the Compensation Committee, as well as, in the case of individuals other than our CEO, the achievement of individual business objectives for a particular year. Eligibility to participate in the plans and actual award amounts are not guaranteed and are determined, in the case of our executive officers, at the discretion of the Compensation Committee. After the completion of each year, the Compensation Committee reviews with our CEO the level of achievement of the corporate objectives under the plan and determines the size of the overall bonus pool to be used for awards. The Compensation Committee, with input from our CEO with respect to our other executive officers, may use discretion in determining for each executive officer his or her bonus amount.

        Incentive awards for our executive officers were approved by the Compensation Committee and paid in 2017 pursuant to our 2016 incentive compensation plan. Each of our executive officers other than our CEO had a funding target under the plan of 50% of his or her annual base salary for 2016, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate performance, as well as the executive officer's achievement of certain individual goals that are predetermined by our CEO. Our CEO had a funding target under the plan of 100% of his annual base salary for 2016, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Target incentive award amounts for each participant were based on the participant's potential impact on our operating and financial results and on market competitive pay practices. Individual performance goals were established for eligible employees other than our CEO, and evaluations were based upon whether the employee met, exceeded or did not meet each established goal. Under our incentive compensation plan, the percentage of potential incentive awards attributable to the achievement of individual goals decreases as seniority increases, with a greater proportion of the potential incentive awards for executive officers being based upon achievement of corporate performance objectives. The Committee believes that it is appropriate to align a higher percentage of our executive officers' total cash compensation with the achievement of our Board-approved corporate objectives because those objectives are determined with a view toward progressing our company's business and maximizing stockholder value.

        While executive officers other than our CEO have individual performance objectives that are evaluated by our CEO, the outcome of those objectives did not affect awards under our 2016 incentive compensation plan to those officers, and the award amounts were based solely on achievement of the corporate performance objectives.

        Corporate performance objectives for 2016 were based on achievement of drug discovery objectives, representing 20% of the overall objectives, drug development objectives, representing 30% of the overall objectives, commercial objectives, representing 30% of the overall objectives, finance and business development objectives, representing 10% of the overall objectives, and technical operations objectives, representing 10% of the overall objectives. Bonus opportunities for certain objectives enabled the payout of up to an additional 42.5 percentage points. Threshold, target and outperform achievement levels were defined for each corporate objective, resulting in potential payouts ranging from 0% to 150% for each objective depending on achievement of such performance levels. At the time the corporate performance objectives for 2016 were set, the Committee and management believed that achievement of the target levels of performance would be difficult and challenging, but achievable with significant effort and skill, favorable preclinical study and clinical trial results, continued strong commercial performance, and successful stock price performance.

        In January 2017, the Compensation Committee evaluated the achievement of the 2016 corporate performance objectives and determined that incentive awards under our 2016 incentive compensation plan should be based upon achievement of 120.2% of the target level of corporate performance objectives. The various objective categories, target payouts and actual payouts, are listed in the table below.

Objectives	Target %	Payout %
Drug Discovery	20	15
Bonus Opportunity		5
Drug Development	30
Rux Solid Tumors	6	4.5
Tumor Immunology	10	10
JAK, Pi3Kd, FGFR	10	15
Rux Lifecycle / Non-Oncology	4	3
Commercial	30
Net Sales	30	37.7
Finance/Business Development	10	15
Technical Operations	10	15

Total payout %		120.2

        Of our drug discovery objectives, we achieved our objectives, which related to IND filings for specified compounds for future potential drug candidate programs, the identification and pre-clinical development of back-up compounds for certain programs, and the identification and pre-clinical development of new compounds with specified characteristics and activity, at the threshold level, and we also achieved the drug discovery bonus opportunity. Of our drug development objectives, we achieved our ruxolitinib solid tumor studies objectives at the threshold level by obtaining decisional endpoint data on certain clinical studies and achieved our tumor immunology studies objective at the target level by meeting enrollment and data objectives for our epacadostat programs. We achieved our objectives for our JAK, PI3K-delta and FGFR programs by opening to enrollment registration studies in graft-versus-host-disease with ruxolitinib, diffuse large B-cell lymphoma with our PI3K-delta inhibitor INCB50465, and hepatocellular carcinoma with our FGFR inhibitor INCB62079. We achieved our objectives for ruxolitinib life cycle management and non-oncology development, relating to the achievement of specified clinical trial results, at the threshold level. We met our net sales commercial objective above the target level as a result of achieving Jakafi net sales of $853 million. We met our finance and business development objectives at the outperform level, because our stock price performance was more than a specified number of percentage points above that of the NASDAQ Biotechnology Index, we completed certain operating plan activities with respect to our global operations, and we completed the acquisition of ARIAD Pharmaceuticals' European operations, which expanded our operations in Europe and added a second product to our net sales. We met our technical operations objectives, which related to the achievement of specified manufacturing and technology transfer objectives, at the outperform level. Based on these corporate performance results, each of our executive officers received incentive awards for 2016 equal to 120.2% of his or her funding target. The table below sets forth the incentive awards under our 2016 incentive compensation plan for our named executive officers:

Name	Year-End Salary (A) x	Target Bonus % (B) x	Overall Multiplier (C) =	Bonus Award (D)
Hervé Hoppenot	$940,000	100%	120.2%	$1,129,880
David W. Gryska	$553,805	50%	120.2%	$332,837
Reid M. Huber	$480,000	50%	120.2%	$288,480
Steven H. Stein	$442,900	50%	120.2%	$266,183
Wenqing Yao	$430,000	50%	120.2%	$258,430

        In January 2017, our Board, based on the recommendations of the Compensation Committee, approved corporate objectives for our 2017 incentive compensation plan. Under this plan, the funding targets for our executive officers remain the same as for 2016. Corporate performance objectives for 2017 are based on achievement of drug discovery objectives, representing 20% of the overall objectives, drug development objectives, representing 34% of the overall objectives, commercial objectives, representing 30% of the overall objectives, finance objectives, representing 8% of the overall objectives, and technical operations objectives, representing 8% of the overall objectives. Bonus opportunities for certain objectives enable the payout of up to an additional 70 percentage points. Threshold, target and outperform achievement levels are defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may be made for each objective. The Committee and management believe that achievement of the target levels of performance for the objectives will be difficult and challenging, but achievable with significant effort and skill, favorable preclinical study and clinical trial results, continued strong commercial performance, successful stock price performance, and execution of finance, business development and technical operating plans.

        Equity-Based Incentive Awards.    The Compensation Committee administers equity-based incentive awards, such as stock option grants, that are made to our executive officers under our 2010 Stock Incentive Plan. The Compensation Committee believes that by providing those persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of our stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive equity-based incentive awards when the Compensation Committee performs its annual review, although these awards may be granted at other times in recognition of exceptional achievements. As is the case when the amounts of base salary and initial equity awards are determined, the Compensation Committee conducts a review of all components of an executive officer's compensation when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives.

        Under our 2010 Stock Incentive Plan, we may grant restricted shares, performance shares, RSUs or stock appreciation rights.

        In January 2016, the Compensation Committee approved equity-based incentive awards for our executive officers in connection with the Committee's evaluation of our 2015 performance. Each of our executive officers was granted options to purchase shares of our common stock and RSUs based on our equity award guidelines. Our CEO received awards with a grant date target value of $4,000,000, and each of our executive vice presidents received awards with a grant date target value of $1,000,000. For each executive officer, the value as of the grant date of the options was equal to 75%, and the value of the shares underlying the RSUs was equal to 25%, of the aggregate value of such options and shares, in each case as determined under generally accepted accounting principles consistent with the valuation of our company's equity incentives. In addition, certain of our executive officers received special option grants intended to incentivize and retain those individuals. Our standard option grants granted in January 2016 have a seven year term and three year service-based vesting with one-third vesting after one year and the remainder vesting in equal monthly installments, and the special option grants have a ten year term and vest in a single installment after four years. Values reported under "—Summary Compensation Table" below may not exactly equate to the target value because the actual number of shares for each award is determined based on our closing stock price immediately prior to the Compensation Committee meeting, and the value for financial reporting and summary compensation table purposes is based on our closing price on the grant date, which is the date of that meeting. We believe that our use of stock options aligns employees' interests with our stockholders' long-term interests, focus employees on enhancing stockholder value and, due to the service-based vesting for options, promote employee retention. We believe that our use of RSUs promotes employee retention with service-based vesting and focuses employees on enhancing stockholder value.

        As described above under "—Implementing Our Objectives—Equity Grant Practices," the Compensation Committee revised our equity grant guidelines and terms of our equity awards, including vesting schedules, in July 2016 and we started a new cycle of annual grants in July 2016. Because annual stock option grants are now made twice per year, one-half of the options awarded to individuals were granted in July 2016 and the remainder were granted in January 2017, although the number of options to be granted was determined in July 2016. Each of our executive officers was granted options to purchase shares of our common stock and RSUs based on our revised equity award guidelines. Our CEO received awards (including options to be granted in January 2017) with a grant date target value of $7,000,000, which was intended to bring his annual long-term incentive compensation to the approximate the 50th percentile of the peer group, and each of our executive vice presidents received awards (including options to be granted in January 2017) with a grant date target value of $1,800,000. For each executive officer, the value as of the grant date of the options was equal to 75%, and the value of the shares underlying the RSUs was equal to 25%, of the aggregate value of such options and shares, in each case as determined under generally accepted accounting principles consistent with the valuation of our company's equity incentives. In January 2017, certain of our executive officers received special option grants intended to incentivize and retain those individuals. Our CEO received a grant with a grant date target value of $5,000,000 and certain other executive officers received grants with a grant date target value of $1,000,000.

        While the Compensation Committee, in its discretion, may elect to make grants of restricted shares, performance shares, RSUs or stock appreciation rights if it deems it advisable, the 2010 Stock Incentive Plan contains a limit on the total amount of shares that may be issued other than upon the exercise of stock options or stock appreciation rights or pursuant to sales of restricted shares at purchase prices at least equal to the fair market value of the shares sold. That limit is currently 2,500,000 shares. The January 2014 grant to Mr. Hoppenot (discussed in detail under "Executive Compensation—Compensation Discussion and Analysis—Recruitment of CEO" in our 2015 Proxy Statement, filed with the Securities and Exchange Commission on April 13, 2015), in connection with his employment as our new CEO, of RSUs covering 400,000 shares was not made under our 2010 Stock Incentive Plan and, thus, does not count against this limit.

        Termination Based Compensation Under Employment Agreements and Offer Letters.    Our executive officers are parties to employment agreements and offer letters, as described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

        These employment agreements and offer letters provide for severance payments and acceleration of vesting of equity-based awards upon termination of employment under the circumstances described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." In general, the employment agreements provide for severance benefits if an officer's employment is terminated within 24 months following a change in control. These agreements are designed both to attract executives, as we compete for talented employees in a marketplace where such protections are routinely offered, and to retain executives and provide continuity of management in the event of an actual or threatened change in control.

        Other Compensation.    All of our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs. These benefits are designed to provide our executive officers and eligible employees a competitive total compensation package that enables us to attract and retain qualified personnel. Under our employment agreement with our CEO, we pay the premiums with respect to a six-year insurance policy that becomes payable to the CEO or his estate upon his disability or death.

Compensation Committee Report

        This report shall not deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into a document filed under such Acts.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee
Paul A. Brooke (Chair) Julian C. Baker Jean-Jacques Bienaimé

Named Executive Officers

        The Summary Compensation Table, Grants of Plan-Based Awards Table and the tables that follow provide compensation information for our named executive officers, including Hervé Hoppenot, our CEO, David W. Gryska, our Executive Vice President and Chief Financial Officer, and Reid M. Huber, Steven H. Stein and Wenqing Yao.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Hervé Hoppenot	2016	937,738	—	2,810,905		6,720,183	1,129,880	208,407	11,807,113

President and	2015	898,800	—	921,860		2,766,054	1,163,900	198,040	5,948,654

Chief Executive Officer(5)	2014	738,462	2,200,000	24,768,977	(10)	3,374,978	1,150,000	458,609	32,691,026

David W. Gryska	2016	552,792	—	715,609		1,649,443	332,837	17,485	3,268,166

Executive Vice President and	2015	537,366	—	221,241		663,854	346,128	28,000	1,796,589

Chief Financial Officer(6)	2014	63,788	50,000	524,946		1,574,974	64,089	30,645	2,308,442

Reid M. Huber	2016	474,973	—	715,609		2,549,416	288,480	34,866	4,063,344

Executive Vice President and	2015	397,462	—	221,241		1,788,713	257,500	33,610	2,698,526

Chief Scientific Officer(7)	2014	365,558	—	999,932		599,978	271,688	5,378	2,242,534

Steven H. Stein	2016	442,089	—	715,609		1,649,441	266,183	16,338	3,089,660

Executive Vice President, Chief Medical Officer(8)

Wenqing Yao	2016	426,858	—	715,609		2,124,411	258,430	34,299	3,559,607

Executive Vice President,	2015	378,558	—	221,241		1,413,759	244,625	29,127	2,287,310

Head of Discovery Chemistry(9)	2014	348,460	—	649,852		450,000	264,141	5,824	1,718,277

(1)
For 2014, amounts shown under the "Bonus" column represent employment signing bonuses. Mr. Hoppenot received a signing bonus of $2,200,000, one quarter of which was paid upon commencement of employment and the remainder of which was paid in equal installments on the first day of each of the second, third and fourth calendar quarters of 2014. Mr. Gryska received a signing bonus of $50,000 that was paid upon commencement of employment.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts reported above in the "Stock Awards" and "Option Awards" columns represent the aggregate grant date fair value of stock awards and option awards granted in the respective fiscal years, as determined in accordance with ASC 718. The reported amounts for 2014 include the grant date fair values of option awards, restricted stock units ("RSUs") and performance shares and include, for Mr. Hoppenot, the grant date fair value of a one-time grant of 400,000 RSUs, as to which one-sixth of the RSUs vest at the end of each of calendar years 2014 through 2019 subject to Mr. Hoppenot's continued employment. The grant date fair values of performance shares granted in 2014 were calculated by multiplying the closing price of our common stock on the grant date by the target number of shares payable if the performance targets for those shares are achieved at the target level of 100%. The reported amounts for 2015 and 2016 include the grant date fair values of option awards and RSUs. Additional information with respect to 2016 option and RSU awards is set forth in the "2016 Grants of Plan-Based Awards" table below.

(3)
Amounts listed in this column represent bonuses paid under the annual incentive compensation plan for each of the respective years. These amounts are not reported in a separately identified Bonus column because the awards are tied to corporate performance objectives. The amount shown for Mr. Gryska for 2014 reflects proration for the portion of 2014 during which he was employed by us.

(4)
Amounts listed in this column for each year represent payments made for group term life insurance and matching contributions under our 401(k) plan, except with respect to Mr. Gryska, who received no matching contribution in 2014. The amount for Mr. Hoppenot in 2016 includes $160,207 of life insurance premiums paid on Mr. Hoppenot's behalf, $24,118 (inclusive of a tax gross up of $11,118) of financial planning services provided to Mr. Hoppenot, and $4,400 for serving as a director of the

  Company's European subsidiary. The amount for Mr. Hoppenot in 2015 includes $160,207 of life insurance premiums paid on Mr. Hoppenot's behalf, $24,187 (inclusive of a tax gross up of $11,687) of financial planning services provided to Mr. Hoppenot, and $4,400 for serving as a director of the Company's European subsidiary. The amount for Mr. Hoppenot in 2014 includes $432,166 (inclusive of a tax gross up of $213,809) of life insurance and accident and sickness permanent total disability policy premiums paid on Mr. Hoppenot's behalf and $21,443 (inclusive of a tax gross up of $10,443) of financial planning services provided to Mr. Hoppenot. The amounts for Mr. Gryska in 2015 and 2014 include $20,489 (inclusive of a tax gross up of $6,641) and $30,537 (inclusive of a tax gross up of $11,034), respectively, in connection with his relocation. The amounts for Dr. Huber and Dr. Yao in 2016 include $23,794 (inclusive of a tax gross up of $11,794), and $18,090 (inclusive of a tax gross up of $6,090), respectively, of financial planning services provided to such individuals. The amounts for Dr. Huber and Dr. Yao in 2015 include $23,794 (inclusive of a tax gross up of $11,794), and $23,223 (inclusive of a tax gross up of $11,223), respectively, of financial planning services provided to such individuals, and the amounts for Dr. Huber in 2015 and Dr. Stein in 2016 include $4,400 for serving as a director of the Company's European subsidiary.

(5)
Mr. Hoppenot was appointed President and Chief Executive Officer effective January 2014.

(6)
Mr. Gryska was appointed Executive Vice President and Chief Financial Officer effective October 2014.

(7)
Dr. Huber was appointed Executive Vice President and Chief Scientific Officer in May 2014.

(8)
Dr. Stein was appointed Executive Vice President, Chief Medical Officer in May 2016.

(9)
Dr. Yao was appointed Executive Vice President, Head of Discovery Chemistry in October 2014.

(10)
Represents the grant date fair value of a one-time grant of 400,000 RSUs to Mr. Hoppenot in connection the commencement of his employment as our CEO in January 2014, as to which one-sixth of the RSUs vest at the end of each of calendar years 2014 through 2019 subject to Mr. Hoppenot's continued employment, and the grant date fair value of 17,428 performance shares granted to Mr. Hoppenot, in each case valued as described in note (2).

2016 Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Hervé Hoppenot		705,000	940,000	1,809,500

	1/7/2016				10,442			95.76	999,926

	1/7/2016					75,138	(5)	95.76	2,999,985

	1/7/2016					20,195	(6)	95.76	999,998

	7/15/2016				21,603			83.83	1,810,979

	7/15/2016					74,245	(7)	83.83	2,720,200

David W. Gryska		207,677	276,903	533,038

	1/7/2016				2,610			95.76	249,934

	1/7/2016					18,784	(5)	95.76	749,978

	1/7/2016					4,039	(6)	95.76	200,000

	7/15/2016				5,555			83.83	465,676

	7/15/2016					19,091	(7)	83.83	699,465

Reid M. Huber		180,000	240,000	462,000

	1/7/2016				2,610			95.76	249,934

	1/7/2016					18,784	(5)	95.76	749,978

	1/7/2016					22,214	(6)	95.76	1,099,973

	7/15/2016				5,555			83.83	465,676

	7/15/2016					19,091	(7)	83.83	699,465

Steven H. Stein		166,088	221,450	426,291

	1/7/2016				2,610			95.76	249,934

	1/7/2016					18,784	(5)	95.76	749,978

	1/7/2016					4,039	(6)	95.76	200,000

	7/15/2016				5,555			83.83	465,676

	7/15/2016					19,091	(7)	83.83	699,465

Wenqing Yao		161,250	215,000	413,875

	1/7/2016				2,610			95.76	249,934

	1/7/2016					18,784	(5)	95.76	749,978

	1/7/2016					13,631	(6)	95.76	674,968

	7/15/2016				5,555			83.83	465,676

	7/15/2016					19,091	(7)	83.83	699,465

(1)
The target amounts shown reflect our annual incentive plan awards originally provided under the 2016 incentive compensation plan and represent the pre-established target awards as a percentage of base salary for the 2016 fiscal year, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual's performance during the period. For additional information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Incentive Compensation Plan." Actual 2016 incentive compensation plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
The threshold amounts shown illustrate the smallest payout that can be made under the 2016 incentive compensation plan if all of the pre-established performance objectives are achieved at the minimum achievement level. The target amounts shown are the payouts that can be made if all of the pre-established performance objectives have been achieved at the target achievement level and, as noted in footnote (1), correlate to the pre-established target awards as a percentage of base salary. The maximum amounts shown are the greatest payout that can be made if all of the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels and all potential bonus points under the 2016 incentive compensation plan were earned. Actual awards may be more or less than these amounts and, as noted in footnote (1), are at the discretion of the Compensation Committee. For additional information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Incentive Compensation Plan."

(3)
Awards listed in this column granted in January 2016 represent RSUs that will vest in full on the third anniversary of the grant date. Awards listed in this column granted in July 2016 represent RSUs that will vest in equal installments on each of the first four anniversaries of the grant date. Vesting of the RSUs is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(4)
Represents the aggregate fair value of stock and option awards computed as of the grant date of each RSU or option award in accordance with ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual), that the value on exercise of options will approximate the compensation expense we recognized, or that the price of our common stock when RSUs vest will equal or exceed the price of our common stock on the date of the applicable RSU award.

(5)
Options become exercisable as to one-third of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following two years, and have a term of seven years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(6)
Options become exercisable as to all of the shares on the fourth anniversary of the grant date, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(7)
Options become exercisable as to one-fourth of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

Salary

        The annual salaries of the named executive officers are reflected under the Salary column of the Summary Compensation Table. The Compensation Committee reviews salaries on an annual basis, and may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in comparable company pay levels. In January 2016, the Compensation Committee set the 2016 base salaries for our executive officers. Salary compensation is discussed in greater detail under the heading "Executive Compensation—Compensation Discussion and Analysis."

Incentive Compensation

        All named executive officers received a bonus for the 2016 fiscal year under our discretionary 2016 incentive compensation plan. This bonus is reflected under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table because, except as noted in footnote (3) to that table, the bonus is tied to the corporate performance of the Company. The plan established cash incentive awards for all of our eligible employees for 2016, and was designed to align incentive awards for each participant's individual performance with our corporate goals. Incentive awards for our executive officers were approved by the Compensation Committee in January 2016 and paid in March 2016 pursuant to this plan.

Our executive officers each had a funding target under the plan, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance, as well as each executive officer's individual performance. The range of the 2016 awards at the time of establishment of the plan is set forth under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column to the Grants of Plan-Based Awards Table. Actual incentive award amounts paid to named executive officers for 2016 pursuant to this plan were based on the achievement of corporate goals that were predetermined by the Compensation Committee, as described in greater detail under the heading "Executive Compensation—Compensation Discussion and Analysis," and is disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

        In January 2016, all named executive officers received grants of options to purchase common stock and RSUs and also received special option grants. As described in greater detail under the heading "Executive Compensation—Compensation Discussion and Analysis," the special option grants were intended to incentivize and retain the recipients of those grants. In July 2016, as described in greater detail under the heading "Executive Compensation—Compensation Discussion and Analysis," the Compensation Committee revised our equity grant guidelines and practices and all named executive officers received grants of options to purchase common stock and RSUs. The numbers and grant date fair values of these awards under ASC 718 are set forth in the Grants of Plan-Based Awards Table. The exercise price for options awarded in 2016 was the fair market value of our common stock on the grant date. The options awarded in January 2016 under our prior equity grant guidelines will generally vest and become exercisable as to one-third of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following two years. The special option grants will vest and become exercisable as to all of the shares on the fourth anniversary of the grant date. The options awarded in July 2016 under our revised equity grant guidelines will generally vest and become exercisable as to one-fourth of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years. The options awarded in January 2016, other than the special option grants, have a term of seven years from the grant date, and the options awarded in July 2016 and special option grants have a term of ten years from the grant date.

        The amounts, if any, actually realized by the named executive officers for the 2016 awards will vary depending on the vesting of the award and the price of our common stock in relation to the exercise price at the time of exercise. Detail regarding the number of exercisable and unexercisable options held by each named executive officer at year-end is set forth in the Outstanding Equity Awards at Fiscal Year-End Table.

Compensation Risk Assessment

        The Compensation Committee, in consultation with the Company's executive management, reviewed the Company's compensation policies and practices for its employees and concluded that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        In April 2014, the Compensation Committee and Management Stock Option Committee approved amendments to outstanding employee stock option and RSU agreements and to the forms of agreements for future employee stock option and RSU agreement to provide that, in the event of a change in control of the Company, (i) if the successor corporation does not assume or substitute comparable awards for all outstanding employee options and RSUs, then as of the date of completion of the change in control transaction, the vesting of such options and RSUs shall be accelerated in full, and (ii) if outstanding options and RSUs are assumed or replaced by comparable awards by the successor corporation and within one year after the change in control, an equity awardee's service as an employee is terminated without cause or due to constructive termination, then the vesting of such person's assumed or substituted options and RSUs shall be accelerated in full. The value of such acceleration in full for each Named Executive

Officer, assuming such termination or event was effective as of December 31, 2016, is set forth in the table below under the heading "Potential Payments Upon Termination in Connection with a Change in Control."

President and CEO

        In connection with his appointment as President and CEO in January 2014, Mr. Hoppenot and the Company entered into an offer of employment letter and an employment agreement.

        Pursuant to the offer letter, Mr. Hoppenot was entitled to an initial base salary of $800,000 and participated in the Company's annual incentive compensation plan with a funding target for a cash bonus under such plan of 100% of his annual base salary and a minimum bonus for 2014 of $800,000. Mr. Hoppenot's base salary is reviewed annually by the Compensation Committee. Future bonuses under the incentive compensation plan will be determined by the Compensation Committee in its discretion based on the achievement of performance goals to be determined annually by the Board or, as applicable, the Committee. Pursuant to the offer letter, Mr. Hoppenot also received a signing bonus of $2,200,000, one quarter of which was paid upon commencement of employment and the remainder of which was paid in equal installments on the first day of each of the second, third and fourth calendar quarters of 2014. Except as otherwise provided in his employment agreement, Mr. Hoppenot must have remained employed by the Company through the first calendar day of each such quarter in order to receive the respective quarterly portion of the signing bonus.

        Mr. Hoppenot received an initial award in January 2014 of options to purchase 124,148 shares of common stock and 17,428 performance shares under the Company's 2010 Stock Incentive Plan with an aggregate value as of the grant date equal to $4,500,000, determined under generally accepted accounting principles consistent with the valuation of the Company's equity incentives. Mr. Hoppenot will be eligible to receive future annual equity awards as determined by the Compensation Committee, and all such equity awards, including the initial award, will be subject to vesting or attainment of performance criteria, as applicable, at the same levels as apply to awards of the same type granted to the Company's other senior executives for the same fiscal year. Mr. Hoppenot also received in January 2014 a one-time grant of 400,000 RSUs. Each RSU represents the right to acquire one share of the Company's common stock. Vesting of the RSUs will be subject to Mr. Hoppenot's continued employment on the applicable vesting dates, with one-sixth of the RSUs vesting at the end of each of the calendar years 2014 through 2019, subject to earlier acceleration of vesting upon the occurrence of certain events in accordance with the terms of his employment agreement.

        Termination Without Good Reason Prior to a Change in Control.    If Mr. Hoppenot voluntarily terminates his employment with the Company other than for good reason and other than in the 24-month period following a change in control (the "Change in Control Employment Period"), the Company will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.

        Termination Without Good Reason in Connection with a Change in Control.    If Mr. Hoppenot terminates his employment with the Company without good reason during the Change in Control Employment Period, the Company will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year.

        Termination Without Cause or for Good Reason Not in Connection with a Change in Control.    If, at any time other than during the Change in Control Employment Period, Mr. Hoppenot's employment is terminated by the Company without cause or by Mr. Hoppenot for good reason, the Company will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, the Company will pay him an amount equal to the sum of 1.5 times his annual base salary and the greater of his current target bonus or his bonus amount for the preceding fiscal year. The agreement also provides that Mr. Hoppenot's stock options and RSUs (other than his one-time grant of 400,000 RSUs) will vest as to the amount that would have vested had he continued to work for the Company for an additional 18 months. All options would continue to be exercisable for 180 days following the date of termination. In addition, the agreement provides that the 400,000 RSUs granted in connection with joining the Company will vest as to 100% of the amount that would have vested had he continued to work for the Company for an additional 12 months and vest as to 50% of the amount that would have vested had he continued to work for the Company for an additional 12 months subsequent to the initial 12 months after the date of termination. The agreement also provides for the payment of COBRA premiums by the Company, or the cash equivalent thereof, for Mr. Hoppenot and his family for up to 12 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

        Termination in Connection with a Change in Control Without Cause or for Good Reason.    If during the Change in Control Employment Period Mr. Hoppenot's employment is terminated by the Company without cause or by Mr. Hoppenot for good reason, the Company will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, the Company will pay him an amount equal to three times the sum of his current annual base salary and the greater of his current target bonus or his bonus amount for the preceding fiscal year. The agreement also provides that in the event of such a termination, all of Mr. Hoppenot's unvested RSUs and unvested stock options will vest in full, and all stock options will remain exercisable for 12 months following his termination. In addition, all performance shares will vest in full and be settled assuming the target level of performance has been achieved. The agreement also provides for the continuation of benefits for Mr. Hoppenot and his family for up to 36 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

        Other Covenants.    The Company has also agreed to maintain for a period of six years commencing on the date of employment an insurance policy pursuant to which $15 million would be payable to Mr. Hoppenot or his estate in the event of disability or death. In April 2015, this provision was amended to eliminate the requirement that the Company gross-up each premium amount to cover taxes incurred by Mr. Hoppenot, as described under "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation." Under the agreement, Mr. Hoppenot is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Mr. Hoppenot must forfeit all of his unvested stock options, stock appreciation rights, restricted stock units, performance shares, and the gain or income realized from the exercise, vesting or settlement of the same within 24 months prior to the breach.

Agreements with other Named Executive Officers

        In November 2003, our Board approved a form of employment agreement for Executive Vice Presidents and certain other senior employees. The form of employment agreement for the Executive Vice Presidents and certain other senior employees was amended in December 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended. In April 2012, the employment agreements with our Executive Vice Presidents and certain other senior employees were amended to increase the amount payable upon an "involuntary termination" of the executive's employment within

24 months following a change in control. The Company entered into an employment agreement with Reid M. Huber in May 2011, Steven H. Stein in March 2015 and Wenqing Yao in November 2003 while each served as one of our senior employees. The Company entered into an employment agreement with David W. Gryska in October 2014 upon his employment as Executive Vice President and Chief Financial Officer.

        The employment agreements with our Executive Vice Presidents provide that in the event of an "involuntary termination" of the executive's employment within 24 months following a change in control (which includes actual termination without cause and constructive termination by way of the assignment of duties substantially and materially inconsistent with the executive's position or other diminishment in position, requiring the executive to be based at any location outside more than 35 miles from the office or location where he or she was based prior to a change in control, a reduction in salary, bonus or adverse change in benefits, or a breach by the Company of the terms of the executive's employment arrangement), we will pay the executive an amount equal to two times the sum of the executive's current annual base salary and the greater of (1) the executive's current target bonus or (2) the executive's bonus amount for the preceding fiscal year. A "change in control" generally includes a significant change in the composition of the Board, the acquisition by any person or entity of greater than 50% of the combined voting power of the Company's outstanding securities, the approval of a liquidation or dissolution of the Company, or the sale or disposition of all or substantially all of the Company's assets or similar transaction. We will also pay the executive a pro rata portion of the executive's target bonus calculated according to the number of days the executive worked through the termination date in the current fiscal year. The cash payment would be paid in a lump sum payment following the executive's termination. The agreement also provides that in the event of such a termination, all of the executive's unvested stock options will vest in full, and all stock options will be exercisable for 12 months following the executive's termination. In addition, the agreement provides for the reimbursement of COBRA premiums by the Company for the executive and eligible dependents for up to 12 months, reimbursement (or payment) by the Company for the cost of continued life and disability insurance for the executive for 12 months at the same levels in effect on the termination date, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

Potential Payments Upon Termination without a Change in Control

        The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer by the Company without cause, or by the executive for good reason, in each case prior to a change in control and assuming the employment of the named executive officer was terminated on December 31, 2016.

Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)

Hervé Hoppenot
• Termination without cause	4,095,850	28,800	16,833,704	192,808	21,151,162

(1)
Represents the amount by which the $100.27 closing price of our common stock on December 30, 2016 exceeded the exercise price for equity awards for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company's benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

Potential Payments Upon Termination in Connection with a Change in Control

        The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer in connection with a change in control, by the Company without cause or by the executive for good reason, in each case assuming the employment of the named executive officer was terminated on December 31, 2016.

Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)

Hervé Hoppenot
• Termination without cause or for good reason(3)	7,251,700	93,287	28,928,227	192,808	36,466,022

David W. Gryska
• Termination without cause or for good reason(3)	2,076,769	20,262	3,044,818	4,260	5,146,109

Reid M. Huber
• Termination without cause or for good reason(3)	1,715,000	32,690	4,610,676	40,615	6,398,981

Steven H. Stein
• Termination without cause or for good reason(3)	1,550,150	4,713	2,108,998	15,331	3,679,192

Wenqing Yao
• Termination without cause or for good reason(3)	1,564,250	29,927	3,604,805	—	5,198,982

(1)
Represents the amount by which the $100.27 closing price of our common stock on December 30, 2016 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $100.27 multiplied by the number of restricted stock units for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company's benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

(3)
Includes constructive termination following a change in control. See the section entitled "Agreements with Named Executive Officers" above.

2016 Outstanding Equity Awards At Fiscal Year-End

		Option Awards						Stock Awards
Name	Grant Date/ Performance Award Period	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Hervé Hoppenot	7/15/2016					21,603	(4)	2,166,133
	*7/15/2016	—	74,245	83.83	7/14/2026
	1/7/2016					10,442	(5)	1,047,019
	**1/7/2016	—	20,195	95.76	1/6/2026
	1/7/2016	—	75,138	95.76	1/6/2023
	1/8/2015					12,592	(5)	1,262,600
	1/8/2015	57,353	32,418	73.21	1/7/2022
	1/21/2014								17,428	(6)	1,747,506
	1/21/2014	120,699	3,449	64.55	1/20/2021
	1/13/2014					200,000	(7)	20,054,000

		178,052	205,445			244,637		24,529,752	17,428		1,747,506

David W. Gryska	7/15/2016					5,555	(4)	557,000
	*7/15/2016	—	19,091	83.83	7/14/2026
	1/7/2016					2,610	(5)	261,705
	**1/7/2016	—	4,039	95.76	1/6/2026
	1/7/2016	—	18,784	95.76	1/6/2023
	1/8/2015					3,022	(5)	303,016
	1/8/2015	13,765	7,780	73.21	1/7/2022
	10/31/2014					7,828	(5)	784,914
	10/31/2014	39,993	15,383	67.06	10/30/2021

		53,758	65,077			19,015		1,906,634

Reid M. Huber	7/15/2016					5,555	(4)	557,000
	*7/15/2016	—	19,091	83.83	7/14/2026
	1/7/2016					2,610	(5)	261,705
	**1/7/2016	—	22,214	95.76	1/6/2026
	1/7/2016	—	18,784	95.76	1/6/2023
	1/8/2015					3,022	(5)	303,016
	1/8/2015	13,765	7,780	73.21	1/7/2022
	**1/8/2015	—	30,000	73.21	1/7/2025
	4/8/2014					16,309	(5)	1,635,303
	1/21/2014								3,098	(6)	310,636
	1/21/2014	21,456	614	64.55	1/20/2021

		35,221	98,483			27,496		2,757,024	3,098		310,636

Steven H. Stein	7/15/2016					5,555	(4)	557,000
	*7/15/2016	—	19,091	83.83	7/14/2026
	1/7/2016					2,610	(5)	261,705
	**1/7/2016	—	4,039	95.76	1/6/2026
	1/7/2016	—	18,784	95.76	1/6/2023
	3/2/2015					6,483	(5)	650,050
	3/2/2015	26,992	19,280	88.68	3/1/2022

		26,992	61,194			14,648		1,468,755

Wenqing Yao	7/15/2016					5,555	(4)	557,000
	*7/15/2016	—	19,091	83.83	7/14/2026
	1/7/2016					2,610	(5)	261,705
	**1/7/2016	—	13,631	95.76	1/6/2026
	1/7/2016	—	18,784	95.76	1/6/2023
	1/8/2015					3,022	(5)	303,016
	1/8/2015	13,765	7,780	73.21	1/7/2022
	**1/8/2015	—	20.000	73.21	1/7/2025
	4/8/2014					10,193	(5)	1,022,052
	1/21/2014								2,322	(6)	232,827
	1/21/2014	16,093	460	64.55	1/20/2021	—		—	—		—
	2/9/2013	62,542	—	18.32	2/8/2020
	1/19/2012	25,354	—	17.79	1/18/2019

		117,754	79,746			21,380		2,143,773	2,322		232,827

(1)
All options listed in this table, other than those marked with an asterisk (*) or a double asterisk (**), become exercisable as to one-third of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following two years, and have a term of seven years, subject to earlier termination in certain events relating to termination of employment. Options marked with an asterisk become exercisable as to one-fourth of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Options marked with a double asterisk become exercisable as to all of the shares on the fourth anniversary of the date of grant, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of all options listed in this table is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(2)
The market value of unvested RSUs is calculated by multiplying the number of unvested RSUs held by the applicable named executive officer by $100.27, the closing price of our common stock on December 30, 2016.

(3)
The market value of unvested performance shares assumes achievement of the performance goals at the target level of 100% and is calculated by multiplying the number of unvested target shares held by the applicable named executive officer by $100.27, the closing price of our common stock on December 30, 2016. The maximum number of shares issuable pursuant to the performance shares if the performance goals are achieved at the maximum achievement level is 125% of the number of target shares.

(4)
RSUs that vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder's continued service through such date. Vesting of the RSUs is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(5)
RSUs that vest in full on the third anniversary of the grant date, subject to the holder's continued service through such date. Vesting of the RSUs is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(6)
Performance shares that vest over a three-year performance period ending December 31, 2016 and subject to the executive's continued employment during the performance period.

(7)
In connection with the commencement of his employment as our CEO in January 2014, Mr. Hoppenot was awarded a one-time grant of 400,000 RSUs, with one-sixth vesting at the end of each of the calendar years 2014 through 2019 subject to Mr. Hoppenot's continued employment and subject to acceleration of vesting upon certain events in accordance with the terms of his employment agreement, as described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

2016 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Hervé Hoppenot	—	—	—	—
David W. Gryska	—	—	—	—
Reid M. Huber	17,086	1,216,027	—	—
Steven H. Stein	—	—	—	—
Wenqing Yao	6,566	367,433	—	—

(1)
Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.

(2)
Value realized is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the individual.

Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2016, including the 1991 Stock Plan, the 1993 Directors' Stock Option Plan, the 1997 Employee Stock Purchase Plan and the 2010 Stock Incentive Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by security holders	12,751,142	(1)	48.40	(2)	8,557,800	(3)
Equity compensation plans not approved by security holders	266,667	(4)	—		—

Total	13,017,809		48.40		8,557,800

(1)
Includes 1,246,570 shares subject to RSUs and performance share awards outstanding as of December 31, 2016 that were issued under the 2010 Stock Incentive Plan.

(2)
RSUs and performance share awards, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(3)
Includes 1,084,510 shares available for issuance under the 1997 Employee Stock Purchase Plan and 7,473,290 shares available for issuance under the 2010 Stock Incentive Plan. No shares remain available for future issuance under either the 1991 Stock Plan or the 1993 Directors' Stock Option Plan.

(4)
Represents 266,667 shares subject to RSUs granted outside of the 2010 Stock Incentive Plan to Hervé Hoppenot, as described under "—Employment Contracts, Termination of Employment and Change in Control Arrangements—President and CEO."

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee of the Board is composed of three directors, each of whom qualifies as "independent" under the current listing requirements of The NASDAQ Stock Market. The current members of the Audit Committee are Paul J. Clancy, Paul A. Brooke and Wendy L. Dixon. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

        In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company's internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company's internal control over financial reporting.

        Within this framework, the Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2016 and the Company's internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee
Paul J. Clancy (Chair) Paul A. Brooke Wendy L. Dixon

 PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        This Proposal 2, commonly known as a "say-on-pay" proposal, provides our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2016 compensation of our named executive officers.

        Each year since 2011, we sought, and received, approval for our executive compensation program. In addition, in 2011, we sought, and received, approval to hold a "say-on-pay" vote each year. Accordingly, we are again asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This Proposal 2 gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we again will ask our stockholders to vote for the following resolution at the annual meeting:

  "RESOLVED, that the Company's stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

 PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

        Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years. Stockholders also may abstain from casting a vote on this proposal.

        We understand that there are differing views as to how frequently the advisory vote on named executive officer compensation should occur. We believe that a majority of our stockholders would prefer an annual vote. Therefore, our Board of Directors recommends that you vote for the option of every year for the advisory vote on executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

        This vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee values the opinions of our stockholders and will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

        Stockholders have the opportunity to choose among four options (holding the vote every year, every two years, every three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR THE OPTION OF "EVERY YEAR" AS THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

 PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017, subject to reconsideration by the Audit Committee should our stockholders fail to ratify such appointment at the Annual Meeting or should the Audit Committee not approve Ernst & Young LLP's audit plan for the fiscal year ending December 31, 2017. Ernst & Young LLP has audited our financial statements since the Company's inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for audit and other services rendered.

	Year Ended December 31,
	2016	2015
	(in thousands)
Audit Fees(1)	$1,489	$1,068
Audit-related Fees(2)	504	567
Tax Fees(3)	50	365
All Other Fees	—	—

	$2,043	$2,000

(1)
Audit fees include fees billed for the audit of the Company's annual statements and reviews of the Company's quarterly financial statements, including the Company's Annual Report on Form 10-K, the audit of the Company's internal control over financial reporting, and include fees for SEC registration statements and consultation on accounting standards or transactions.

(2)
Audit-related fees include fees billed for employee benefit plan audits, consultations concerning the PeopleSoft upgrade, auditing of intellectual property transfer, information technology testing procedures and the PeopleSoft controls environment, and consultations concerning financial and accounting matters not classified as audit services.

(3)
Tax fees consist of various tax compliance and consultation services primarily relating to the international expansion of the Company.

        The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP's independence.

Pre-Approval Policies and Procedures

        The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. All of the services provided by the Company's independent registered public accounting firm in 2016 and 2015 were pre-approved.

Required Vote

        Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 7, 2017, as to shares of our common stock beneficially owned by: (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named under "Executive Compensation—Summary Compensation Table" and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803. The percentage of our common stock beneficially owned is based on 204,585,951 shares outstanding as of April 7, 2017. In addition, shares issuable pursuant to options or convertible securities that may be acquired within 60 days of April 7, 2017 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other individuals.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(#)(1)	Percentages Beneficially Owned(%)(1)
5% Stockholders
Felix J. Baker(2)	34,404,580	16.8
Baker Bros. Advisors LP and affiliated entities(2)	34,295,011	16.7
Wellington Management Group LLP(3)	18,072,696	8.8
The Vanguard Group(4)	12,397,399	6.1
Vanguard Specialized Funds—Vanguard Health Care Fund(5)	11,635,908	5.7
BlackRock, Inc.(6)	11,029,419	5.4
Capital World Investors(7)	10,301,491	5.0
Named Executive Officers and Directors
Hervé Hoppenot(8)	341,039	*
David W. Gryska(9)	72,789	*
Reid M. Huber(10)	88,249	*
Steven H. Stein (11)	11,051	*
Wenqing Yao(12)	156,210	*
Julian C. Baker(2)	34,402,163	16.8
Jean-Jacques Bienaimé(13)	51,760	*
Paul A. Brooke(14)	361,933	*
Paul J. Clancy(15)	49,583	*
Wendy L. Dixon(16)	167,167	*
Paul A. Friedman(17)	450,018	*
All directors and executive officers as a group (15 persons)(18)	36,540,749	17.7

*
Represents less than 1% of our common stock.

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
Baker Bros. Advisors LP is the investment adviser to 667, L.P., Baker Brothers Life Sciences, L.P. and 14159 L.P. ("Baker Funds"). Baker Bros. Advisors (GP), LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and

  Felix J. Baker are the principals of Baker Bros. Advisors (GP), LLC. The address for Baker Bros. Advisors LP, the Baker Funds, Julian C. Baker and Felix J. Baker is 667 Madison Avenue, 21st Floor, New York, New York 10065. Pursuant to the management agreements, as amended, among Baker Bros. Advisors LP, the Baker Funds and their respective general partners, the Baker Funds' respective general partners relinquished to Baker Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and thus Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Baker Funds' investments and voting power over investments. According to an amended Schedule 13D filed February 22, 2017 and Forms 4 filed February 22, 2017 and April 4, 2017, the total number of shares of our common stock beneficially owned includes shares directly held as follows:

Holder	Shares
667, L.P.	4,277,539
Baker Brothers Life Sciences, L.P.	29,065,235
14159, L.P.	690,677
Julian C. Baker	135,192
Felix J. Baker	61,049
Entities affiliated with Julian C. Baker and Felix J. Baker	48,520

  Pursuant to an agreement between Baker Bros. Advisors LP and Julian C. Baker, Baker Bros. Advisors LP has sole voting and dispositive power with respect to 76,560 shares owned directly by Julian C. Baker that were received by Mr. Baker either upon exercise of options or in lieu of cash fees in connection with serving as a member of our Board of Directors and with respect to 185,000 shares subject to options exercisable within 60 days of April 7, 2017 that are held by Julian C. Baker and that are included in the number of shares shown as beneficially owned.

(3)
According to an amended Schedule 13G filed February 9, 2017, filed by Wellington Management Group LLP ("Wellington"), Wellington, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has shared dispositive power with respect to all such shares and shared voting power with respect to 4,815,796 shares. The address of the principal place of business of Wellington is 280 Congress Street, Boston, Massachusetts 02110.

(4)
According to an amended Schedule 13G filed February 10, 2017, filed by The Vanguard Group ("Vanguard"), Vanguard, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has sole dispositive power with respect to 12,397,399 shares, shared dispositive power with respect to 170,551 shares, sole voting power with respect to 139,989 shares and shared voting power with respect to 32,762 shares. The address of the principal place of business of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
According to an amended Schedule 13G filed February 13, 2017, filed by Vanguard Specialized Funds—Vanguard Health Care Fund ("Vanguard Health"), Vanguard Health, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has sole voting power with respect all such shares. The address of the principal place of business of Vanguard Health is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
According to an amended Schedule 13G filed January 25, 2017, filed by Blackrock, Inc. ("Blackrock"), Blackrock, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table and has sole voting power with respect to 9,844,156 shares. The address of the principal place of business of Blackrock is 55 East 52nd Street, New York, New York, 10022.

(7)
According to an amended Schedule 13G filed February 13, 2017, Capital World Investors, a division of Capital Research and Management Company, may be deemed to beneficially own and have sole dispositive and sole voting power over all shares listed in the table. The address of the principal place of business of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(8)
Includes 227,363 shares subject to options exercisable within 60 days of April 7, 2017. Does not include 244,637 shares underlying RSUs that will remain unvested within 60 days of April 7, 2017.

(9)
Includes 72,789 shares subject to options exercisable within 60 days of April 7, 2017. Does not include 19,015 shares underlying RSUs that will remain unvested within 60 days of April 7, 2017.

(10)
Includes 47,174 shares subject to options exercisable within 60 days of April 7, 2017 and 16,309 shares underlying RSUs that will vest within 60 days of April 7, 2017. Does not include 11,187 shares underlying RSUs that will remain unvested within 60 days of April 7, 2017.

(11)
Includes 11,051 shares subject to options exercisable within 60 days of April 7, 2017. Does not include 14,648 shares underlying RSUs that will remain unvested within 60 days of April 7, 2017.

(12)
Includes 129,554 shares subject to options exercisable within 60 days of April 7, 2017 and 10,193 shares underlying RSUs that will vest within 60 days of April 7, 2017. Does not include 11,187 shares underlying RSUs that will remain unvested within 60 days of April 7, 2017.

(13)
Includes 49,583 shares subject to options exercisable within 60 days of April 7, 2017.

(14)
Includes 165,000 shares subject to options exercisable within 60 days of April 7, 2017.

(15)
Includes 49,583 shares subject to options exercisable within 60 days of April 7, 2017.

(16)
Includes 158,334 shares subject to options exercisable within 60 days of April 7, 2017.

(17)
Includes 152,500 shares subject to options exercisable within 60 days of April 7, 2017.

(18)
Includes shares included pursuant to the second paragraph of note (2) and notes (8), (9), (10), (11), (12), (13), (14), (15), (16) and (17) above and 358,270 shares subject to options exercisable within 60 days of April 7, 2017 held by other executive officers of the Company. Does not include 338,867 shares underlying RSUs that will remain unvested within 60 days of April 7, 2017.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2016.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

        To be considered for inclusion in the Company's proxy statement for the Company's 2018 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 25, 2017. These proposals also must comply with the proxy proposal submission rules of the Securities and Exchange Commission under Rule 14a-8.

        A stockholder proposal not included in the Company's proxy statement for the 2018 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company, provides the information required by the Company's Bylaws, and otherwise complies with the provisions of the Company's Bylaws. To be timely, our Bylaws provide that the Company must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the 2018 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the date of the 2018 Annual Meeting.

ANNUAL REPORT

        We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of common stock at the close of business on April 7, 2017, the record date, a copy of our Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803.

        Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy promptly.

By Order of the Board of Directors
Hervé Hoppenot President and Chief Executive Officer

April 17, 2017

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 25, 2017. Vote by Internet • Go to www.envisionreports.com/INCY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR the election of all director nominees and FOR proposals 2 and 4 and for EVERY YEAR for Proposal 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Julian C. Baker 02 - Jean-Jacques Bienaimé 03 - Paul A. Brooke 04 - Paul J. Clancy 05 - Wendy L. Dixon 06 - Paul A. Friedman 07 - Hervé Hoppenot EveryEvery Every Year 2 Years 3 Years Abstain For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. 3. To approve, on a non-binding, advisory basis, the frequency of future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers. 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017. 5. In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02KV6B Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016 are available at: http://www.envisionreports.com/incy q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — INCYTE CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For Annual Meeting — May 26, 2017 HERVÉ HOPPENOT, DAVID W. GRYSKA and ERIC H. SIEGEL, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Incyte Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 1801 Augustine Cut-Off, Wilmington, Delaware 19803, on Friday, May 26, 2017 at 9:00 a.m., Eastern Daylight Time, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows: Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR each director nominee, FOR items 2 and 4 and EVERY YEAR for item 3, and in accordance with the discretion of the proxies on any other matters as may properly come before the annual meeting. (continued and to be signed on reverse side)

QuickLinks

Incyte Corporation 1801 Augustine Cut-Off Wilmington, DE 19803 (302) 498-6700
INCYTE CORPORATION
Notice of Annual Meeting of Stockholders to be held Friday, May 26, 2017
INCYTE CORPORATION 1801 Augustine Cut-Off Wilmington, DE 19803
PROXY STATEMENT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2017.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING
ANNUAL REPORT